EXHIBIT 10.81
SILVER POINT FINANCE, LLC
Two Greenwich Plaza, 1st Floor
Greenwich, CT 06830-6353
as of February 21, 2008
Syntax-Brillian Corporation
1600 N. Desert Drive
Tempe, Arizona 85281
Attention: General Counsel, Chief Financial Officer and Treasurer
Telecopier: 602-389-8869
Re: Forbearance Agreement
Ladies and Gentlemen:
     Reference is hereby made to that certain Credit and Guaranty Agreement, dated as of October 26, 2007 (as amended or otherwise modified from time to time, the “Credit Agreement”), by and among Syntax-Brillian Corporation, a Delaware corporation (the “Company”), Syntax-Brillian SPE, Inc., a Delaware corporation (“SPV”, and together with the Company, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Company listed as a Guarantor on the signature pages thereto, the lenders party thereto from time to time (each a “Lender” and collectively, the “Lenders”), and Silver Point Finance, LLC, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), as collateral agent for the Lenders (in such capacity, “Collateral Agent”, and together with the Administrative Agent, each an “Agent” and collectively, the “Agents”), and as lead arranger (in such capacity, the “Lead Arranger”). Any and all capitalized terms used in this letter agreement which are defined in the Credit Agreement and which are not otherwise defined in this letter agreement shall have the same meaning in this letter agreement as set forth in the Credit Agreement.
     This letter agreement will confirm that certain Events of Default have occurred and are continuing under the Credit Agreement, as further described below. Although under the Credit Agreement, the Agents and the Lenders are entitled to terminate the Commitments, accelerate all of the Obligations, and exercise all of their rights and remedies under the Credit Documents and applicable law in respect of such Events of Default (collectively, the “Remedies”), the Credit Parties have requested that the Agents and the Lenders forbear from taking these actions and, subject to the terms and conditions set forth herein, the Agents and the Lenders are willing to forbear from taking these actions during the Forbearance Period (as hereinafter defined).

     NOW THEREFORE, the Credit Parties, the Agents and the Lenders hereby agree as follows:
     1. Acknowledgement of Events of Default. The Credit Parties hereby acknowledge and agree that (a) the Credit Agreement and the other Credit Documents are in full force and effect, constitute the legal, valid and binding obligations of each of the Credit Parties, and are enforceable against each of the Credit Parties in accordance with their terms; (b) the security interests and liens in the Collateral granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Credit Agreement and the other Credit Documents are validly created, perfected and enforceable first priority security interests and liens; (c) as of the date hereof (but prior to the effectiveness of this letter agreement), (i) the outstanding principal balance of the Tranche A Term Loan as of February 21, 2008 is $100,466,666.67, (ii) the outstanding principal balance of the Tranche A-1 Term Loans as of February 21, 2008 is $36,533,333.33, (iii) the accrued but unpaid interest as of February 21, 2008 is $393,032.79 and (iv) the accrued but unpaid fees as of February 21, 2008 are $91,470.84 (excluding fees and expenses of legal counsel to the Administrative Agent); and (d) the Credit Parties have advised Agents and Lenders that each of the Events of Default specified on Schedule A attached hereto has occurred and is continuing on the date hereof (each such Event of Default, a “Specified Event of Default”, and collectively, the “Specified Events of Default”).
     2. Forbearance. Notwithstanding the occurrence of the Specified Events of Default, but subject to Section 4 hereof, the Agents and the Lenders hereby agree to forbear during the Forbearance Period from exercising the Remedies, but solely with respect to the Specified Events of Default upon the terms and conditions expressly specified herein. The forbearance granted pursuant to this letter agreement shall commence on the date the Agents and Lenders shall have executed this letter agreement and received counterparts to this letter agreement which bear the signatures of the Credit Parties and continue until the earlier of (i) February 29, 2008 and (ii) the date on which any Termination Event (as defined in Section 4 hereof) shall have occurred (the “Forbearance Period”).
     3. Default Rate. The Credit Parties acknowledge and agree that the Obligations shall accrue interest at the Default Rate for each day on which any Event of Default, including the Specified Events of Default, has occurred and is continuing, whether prior to the effectiveness of this letter agreement, during the Forbearance Period or thereafter. Nothing herein shall be construed as a waiver of the right of the Lenders to receive interest at the Default Rate with respect to the Specified Events of Default or any other Events of Default.
     4. Termination Events. The Credit Parties acknowledge and agree that the Forbearance Period shall terminate immediately if any of the following events shall occur (each, a “Termination Event”):
          (a) Any party hereto shall be enjoined pursuant to an order of any court from complying with any of the terms or conditions of this letter agreement; or
          (b) Any Default or Event of Default (other than a Specified Event of Default) shall occur; or

          (c) The Administrative Agent, in its sole business judgment, determines that adequate progress is not being made by the Credit Parties toward executing the third amendment to the Credit Agreement currently under discussion among the parties; or
          (d) The Administrative Agent terminates the Forbearance Period.
     5. Representations and Warranties. Each of the Credit Parties represents and warrants to the Agents and the Lenders as follows:
          (a) The execution, delivery and performance by each Credit Party of this letter agreement (i) have been duly authorized by all necessary action, (ii) do not and will not violate or create a default under such Credit Party’s organizational documents, any applicable law or any contractual restriction binding on or otherwise affecting such Credit Party or any of such Credit Party’s properties, and (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to such Credit Party’s property;
          (b) This letter agreement constitutes the legal, valid and binding obligations of each Credit Party, enforceable against each Credit Party in accordance with its terms; and
          (c) The representations and warranties contained in this letter agreement and the other Credit Documents are correct on and as of the date of this letter agreement as though made on and as of such date (except to the extent (i) any such representation or warranty is stated to relate to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, or (ii) any such representation or warranty is incorrect solely by reason of the occurrence and continuance of any Specified Event of Default); and no Default or Event of Default (other than a Specified Event of Default) has occurred and is continuing on and as of the date hereof or will result from this letter agreement becoming effective in accordance with its terms.
     6. No Waiver; Reaffirmation of Guarantees. Except as expressly set forth herein, the terms and conditions of the Credit Agreement and other Credit Documents shall remain in full force and effect. Each of the Guarantors acknowledges and agrees that, after giving effect to this letter agreement and to the forbearance granted pursuant hereto, its obligations under its Guarantee continue in full force and effect and such Guarantee is hereby reaffirmed in all respects. Nothing in this letter agreement shall be deemed to be or construed as a waiver of the Specified Events of Default or of any right, remedy or claim of any Agent or any Lender with respect thereto, and subject to Section 2 hereof, each of the Agents, on behalf of itself and each Lender, specifically reserves the right to exercise any such right, remedy or claim based upon the Specified Events of Default or any other Default or Event of Default now existing or hereafter arising. Further, this letter agreement does not and shall not create, nor shall any Credit Party claim or assert that there exists, any obligation of any Agent or any Lender to consider or agree to any waiver or amendment of the Credit Documents or any further forbearance.

     7. Letter Agreement as Credit Document; Enforcement. The Credit Parties hereby acknowledge and agree that this letter agreement constitutes a “Credit Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Credit Parties under or in connection with this letter agreement shall have been untrue, false or misleading in any material respect when made, or (ii) the Credit Parties shall fail to perform or observe any term, covenant or agreement contained in this letter agreement. Nothing contained in this letter agreement shall prejudice or otherwise affect any Agent’s or any Lender’s rights to enforce the provisions contained herein upon the default by any Credit Party in the performance thereof.
     8. Strict Compliance. SUBJECT TO SECTION 2 OF THIS LETTER AGREEMENT, THE CREDIT PARTIES ARE NOTIFIED THROUGH THIS LETTER AGREEMENT THAT THE AGENTS AND THE LENDERS REQUIRE STRICT COMPLIANCE BY THE CREDIT PARTIES WITH ALL TERMS, CONDITIONS AND PROVISIONS OF THE CREDIT AGREEMENT, THIS LETTER AGREEMENT, THE OTHER CREDIT DOCUMENTS AND ANY OTHER AGREEMENTS BETWEEN OR AMONG THE CREDIT PARTIES, THE AGENTS AND THE LENDERS.
     9. Release. Each Credit Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to Credit Parties and their Affiliates under the Credit Agreement and the other Credit Documents. Notwithstanding the foregoing, Credit Parties wish (and Agents and Lenders agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any Agent’s or any Lenders’ rights, interests, security and/or remedies under the Credit Agreement and the other Credit Documents. Accordingly, for and in consideration of the agreements contained in this letter agreement and other good and valuable consideration, each Credit Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent and each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, arising out of, connected with or related in any way to the Credit Agreement or any other Credit Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Credit Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.
     10. Headings. Section headings used herein are for the convenience of the parties only and shall not constitute a part of this letter agreement for any other purpose.

     11. Amendments; Extensions. The terms of this letter agreement may be modified, waived, or amended and the Forbearance Period may be extended only by a writing executed by all of the parties hereto.
     12. Entire Agreement; Continuing Effect. This letter agreement constitutes the entire understanding among the parties hereto as to the subject matter hereof and supersedes any and all prior agreements or understandings concerning the forbearance by the Agents or the Lenders in exercising any of their rights against the Credit Parties or their properties. Except as expressly provided herein, the Credit Documents shall continue unchanged and in full force and effect, and all rights, powers and remedies of the Agents and the Lenders thereunder are expressly reserved and unaltered.
     13. Expenses. The Borrowers hereby agree to pay all expenses incurred by the Agents and the Lenders in connection with the matters relating to the negotiation, preparation and execution of this letter agreement, and the modification or enforcement of any of the terms hereof, including, without limitation, the reasonable fees and disbursements of counsel to the Agents and the Lenders.
     14. Governing Law; Waiver of Jury Trial. (a) This letter agreement shall be governed by, construed under and enforced in accordance with the laws of the State of New York, without regard to choice of law principals.
          (b) The Credit Parties, the Agents and the Lenders each hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this letter agreement or the actions of the Agents or the Lenders in the negotiation, administration, performance or enforcement hereof.
[Remainder of page intentionally left blank.]

     15. Counterparts. This letter agreement may be signed in counterparts by the parties hereto, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Delivery of an executed counterpart of this letter agreement by telecopier or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this letter agreement.

SILVER POINT FINANCE, LLC, as Administrative Agent, Borrowing Base Agent, Lead Arranger and Collateral Agent
By:	/s/ Zachary M. Zeitlin
	Name:	Zachary M. Zeitlin
	Title:	Authorized Signatory

Signature Page Forebearance Agreement

SPCP GROUP, LLC, as a Lender
By:	/s/ Zachary M. Zeitlin
	Name:	Zachary M. Zeitlin
	Title:	Authorized Signatory

BROAD POINT I, B.V., as a Lender
By:	/s/ Zachary M. Zeitlin
	Name:	Zachary M. Zeitlin
	Title:	Authorized Signatory

FIELD POINT III, LTD., as a Lender
By:	/s/ Zachary M. Zeitlin
	Name:	Zachary M. Zeitlin
	Title:	Authorized Signatory

FIELD POINT I, LTD., as a Lender
By:	/s/ Zachary M. Zeitlin
	Name:	Zachary M. Zeitlin
	Title:	Authorized Signatory

SPF CDO I, LTD., as a Lender
By:	/s/ Zachary M. Zeitlin
	Name:	Zachary M. Zeitlin
	Title:	Authorized Signatory

Signature Page Forebearance Agreement

SPCP GROUP III, LLC, as a Lender
By:	/s/ Zachary M. Zeitlin
	Name:	Zachary M. Zeitlin
	Title:	Authorized Signatory

Signature Page Forebearance Agreement

CITICORP USA, INC., as a Lender
By:	/s/ James R. Williams
	Name:	James R. Williams
	Title:	Director & Vice President

Signature Page Forebearance Agreement

ACCEPTED AND AGREED TO AS OF THE
21ST DAY OF FEBRUARY, 2008
SYNTAX-BRILLIAN CORPORATION

By:	/s/ John S. Hodgson
	Name:	John S. Hodgson
	Title:	Executive Vice President and Chief Financial Officer

SYNTAX-BRILLIAN SPE, INC.
By:	/s/ John S. Hodgson
	Name:	John S. Hodgson
	Title:	Executive Vice President and Chief Financial Officer

SYNTAX GROUPS CORPORATION
By:	/s/ John S. Hodgson
	Name:	John S. Hodgson
	Title:	Executive Vice President and Chief Financial Officer

SYNTAX CORPORATION
By:	/s/ John S. Hodgson
	Name:	John S. Hodgson
	Title:	Executive Vice President and Chief Financial Officer

VIVITAR CORPORATION
By:	/s/ John S. Hodgson
	Name:	John S. Hodgson
	Title:	Executive Vice President and Chief Financial Officer

Signature Page Forebearance Agreement

Schedule A
Specified Events of Default
The Company is in default under Section 2.13(g) due to failure to timely prepay the Loans as required therein.
The Company is in default under Section 2.13(k) due to failure to timely prepay the Term Loans as required therein.
The Company is in default under Section 5.1(a) due to failure to provide timely monthly reports for the month of December.
The Company is in default under Section 5.1(f) due to failure to provide written notice of Defaults or Events of Default as required therein.
The Company is in default under Section 5.1(q) due to failure to provide Daily Collateral Reporting as required therein.
The Company is in default under Section 5.1(v) for failure to timely provide the weekly reconciliations with the Budget, as required therein.
The Company is in default under Section 5.1(w) for failure to timely provide the weekly cash reports, as required therein.
The Company is in default under Section 5.8 as a result of the Company’s issuance of the letters to the Company’s customers regarding remittance of checks.
The Company is in default under Section 5.15(b) for failure to maintain a cash management arrangement by the dates required therein.
The Company is in default under Section 5.17 for failure to timely complete certain post-closing obligations by the dates required therein.
The Company is in default under Section 5.18 for failure to obtain and maintain “key man” life insurance for James Ching Hua Li in the amount and by the dates required therein.
The Company is in default under Section 5.20 for failure to provide the Projections to the Agents.
The Company is in default under Section 5.24 for failure to comply with the requirements for “in-transit Inventory” specified therein.
The Company is in default under Section 5.29 for failure to timely enter into the Third Amendment.

The Company is in default under Section 5.30 for failure to timely deliver to Agents (a) a detailed list of the “kit” inventory located in Asia as of December 31, 2007 and (b) a summary of the Reworked Inventory located in Asia as of February 7, 2008, as required therein.
The Company is in default under Section 6.7(a) for the Fiscal Quarter ending December 31, 2007.
The Company is in default under Section 6.7(b) for the Fiscal Quarter ending December 31, 2007.
The Company is in default under Section 6.7(c) for the Fiscal Quarter ending December 31, 2007.
The Company is in default under Section 6.7(d) for the Fiscal Quarter ending December 31, 2007.
The Company is in default under Section 6.7(g) for failure to meet the Approved Production Schedule.
The Company is in default under Section 6.7(h) for failure to meet the requirements of Minimum Adjusted Working Capital Assets as required therein.
The Company is in default under Section 6.7(i) as of December 1, 2007.
The Company is in default under Section 6.17 as a result of maintaining and depositing proceeds in a Deposit Account that was not subject to cash management arrangements.
The Company is in default under Section 8.1(a) for failure to make payment when due.
The Company is in default under Section 8.1(b) as a result of the Company’s default under the Factoring Agreement.